UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

Jernigan Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650	38119
(Address of Principal Executive Offices)	(Zip Code)

(901) 567-9510

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2016 (the “Effective Date”), Jernigan Capital, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with accounts managed by NexPoint Advisors, L.P., an affiliate of Highland Capital Management, L.P. (collectively, the “Buyers”) relating to the issuance and sale, from time to time until the second anniversary of the Effective Date (such period, the “Commitment Period”), of up to $100,000,000 in shares of the Company’s newly designated Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a price of $1,000 per share (the “Liquidation Value”) (subject to a minimum amount of $50,000,000 of Series A Preferred Stock to be issued and sold by the Company on or prior to the expiration of the Commitment Period), which may be increased at the request of the Company up to $125,000,000. The sale of shares of Series A Preferred Stock pursuant to the Purchase Agreement may occur from time to time, in minimum monthly increments of $5,000,000, maximum monthly increments of $15,000,000 and maximum increments of $35,000,000 over any rolling three month period, all to be completed during the Commitment Period.

The Company expects to contribute the net proceeds from issuances and sales of the Series A Preferred Stock to Jernigan Capital Operating Company, LLC (the “Operating Company”) in exchange for newly designated Series A Preferred membership units in the Operating Company having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series A Preferred Stock. A copy of the amendment to the limited liability company agreement of the Operating Company (the “OC Amendment”) relating to the Series A Preferred membership units is filed as Exhibit 10.2 hereto and incorporated by reference herein.

The Series A Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to distribution rights and rights upon liquidation, winding up and dissolution of the Company, on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock with respect to distribution rights and rights upon liquidation, winding up and dissolution of the Company, junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock with respect to distribution rights and rights upon liquidation, winding up and dissolution of the Company and junior in right of payment to the Company’s existing and future indebtedness.

Holders of Series A Preferred Stock will be entitled to a cumulative cash distribution (“Cash Distribution”) equal to (A) 7.0% per annum on the Liquidation Value for the period beginning on the respective date of issuance until the sixth anniversary of the Effective Date, payable quarterly in arrears, (B) 8.5% per annum on the Liquidation Value for the period beginning the day after the sixth anniversary of the Effective Date and for each year thereafter so long as the Series A Preferred Stock remains issued and outstanding, payable quarterly in arrears, and (C) an amount in addition to the amounts in (A) and (B) equal to 5.0% per annum on the Liquidation Value upon the occurrence of certain triggering events (a “Cash Premium”). In addition, the holders of the Series A Preferred Stock will be entitled to a cumulative dividend payable in-kind in shares of Common Stock or additional shares of Series A Preferred Stock, at the election of the holders (the “Stock Dividend”), equal in the aggregate to the lesser of (Y) 25% of the incremental increase in the Company’s book value (as adjusted for equity capital issuances, share repurchases and certain non-cash expenses) plus, to the extent the Company owns equity interests in income-producing real property, the incremental increase in net asset value (provided, however, that no interest in the same real estate asset will be double counted) and (Z) an amount that would, together with the Cash Distribution, result in a 14.0% internal rate of return for the holders of the Series A Preferred Stock from the date of issuance of the Series A Preferred Stock, as set forth in the Articles Supplementary classifying the Series A Preferred Stock, a copy of which is attached as Exhibit 3.1 hereto and incorporated by reference herein (the “Articles Supplementary”). Triggering events that will trigger the payment of a Cash Premium with respect to a Cash Distribution include: (i) the occurrence of certain change of control events affecting the Company after the third anniversary of the Effective Date, (ii) the Company’s ceasing to be subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the Company’s failure to remain qualified as a real estate investment trust, (iv) an event of default under the Purchase Agreement (as described below), (v) the failure by the Company to register for resale shares of Common Stock pursuant to the Registration Rights Agreement (a “Registration Default”), (vi) the Company’s failure to redeem the Series A Preferred Stock as required by the Purchase Agreement, or (vii) the filing of a complaint, a settlement with, or a judgment entered by the Securities and Exchange Commission against the Company or any of its subsidiaries or a director or executive officer of the Company relating to the violation of the securities laws, rules or regulations with respect to the business of the Company. Accrued but unpaid Cash Distributions and Stock Dividends on the Series A Preferred Stock will accumulate and will earn additional Cash Distributions and Stock Dividends as calculated above, compounded quarterly.

The holders of Series A Preferred Stock have the right to purchase their pro rata share of any qualified offering of Common Stock, which consists of any offering by the Company of Common Stock except any shares of Common Stock issued (i) in connection with a merger, consolidation, acquisition or similar business combination, (ii) in connection with a joint venture, strategic alliance or similar corporate partnering arrangement, (iii) in connection with any acquisition of assets by the Company, (iv) at market prices pursuant to a registered at-the-market program and/or (v) as part of a compensatory or employment arrangement.

So long as shares of Series A Preferred Stock remain outstanding, the Company is required to maintain a ratio of debt to total tangible assets determined under U.S. generally accepted accounting principles of no more than 0.4:1, measured as of the last day of each fiscal quarter.

The Series A Preferred Stock may be redeemed at the Company’s option (i) after five years from the Effective Date at a price equal to 105% of the Liquidation Value per share plus the value of all accumulated and unpaid Cash Distributions and Stock Dividends, and (ii) after six years from the Effective Date at a price equal 100% of the Liquidation Value per share plus the value of all accumulated and unpaid Cash Distributions and Stock Dividends. In the event of certain change of control events affecting the Company prior to the third anniversary of the Effective Date, the Company must redeem all shares of Series A Preferred Stock for a price equal to (a) the Liquidation Value, plus (b) accumulated and unpaid Cash Distributions and Stock Dividends, plus (c) a make-whole premium designed to provide the holders of the Series A Preferred Stock with a return on the redeemed shares equal to a 14.0% internal rate of return through the third anniversary of the Effective Date.

Holders of Series A Preferred Stock will be entitled to a separate class vote with respect to (i) any amendments to the Company’s Amended and Restated Articles of Incorporation (the “Charter”), as supplemented by the Articles Supplementary, or bylaws that would alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock so as to materially and adversely affect such Series A Preferred Stock and (ii) by reclassification or otherwise, any issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive an amount equal to the greater of (i) the Liquidation Value, plus all accumulated but unpaid Cash Distributions and Stock Dividends thereon to, but not including, the date of any liquidation, but excluding any Cash Premium and (ii) the amount that would be paid on such date in the event of a redemption following a change of control.

Pursuant to the Purchase Agreement and the Articles Supplementary, the Company agreed to increase the size of its board of directors (the “Board”) by one director and elect either James Dondero or Matt McGraner, as selected by NexPoint Advisors, L.P., as preferred representative of the Buyers, to the Board for a term expiring at the Company’s 2017 annual meeting of stockholders. Thereafter, so long as any shares of the Series A Preferred Stock are outstanding, the Company will nominate one person to be designated by the holders of the Series A Preferred Stock as a designee for election by the Company’s stockholders to the Board. If the Company has not paid the full amount of the Cash Distribution or the Stock Dividend on the shares of the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the Company will increase the size of the Board by two directors and will nominate two additional persons to be designated by the holders of the Series A Preferred Stock as designees for election to the Board by the Company’s stockholders at the next annual or special meeting of stockholders to serve until the Company pays in full all accumulated and unpaid Cash Distributions and Stock Dividends.

Further, at any time that the Series A Preferred Stock remains outstanding, if Dean Jernigan, the Company’s current Chief Executive Officer and Chairman of the Board, voluntarily leaves the position of Chief Executive Officer, and is not serving as the Executive Chairman of the Board (a “Key Man Event”), the holders of the Series A Preferred Stock shall have the right to accept or reject the service of any person as Chief Executive Officer (or such person serving as the principal executive officer) of the Company.

The Purchase Agreement requires that the Company and its subsidiaries conduct their business in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) preserve substantially intact the business organization and (ii) avoid becoming subject to the requirements of the Investment Company Act of 1940, as amended. Additionally, the Company and its subsidiaries may not change or alter materially its method of accounting or the manner in which it keeps its accounting books and records unless required by the Securities and Exchange Commission to reflect changes in U.S. generally accepted accounting principles or, in the business judgment of the Board, such change would be in the best interests of the Company or stockholders.

Future issuances of shares of Series A Preferred Stock at any one or more closings after the Effective Date are contingent upon the satisfaction of certain conditions at the time of such proposed purchase, including that (i) the representations and warranties of the Purchase Agreement remain true and correct in all material respects and the Company has complied with all covenants and conditions under the Purchase Agreement, the Articles Supplementary, the Registration Rights Agreement and the documents related thereto, (ii) no material adverse effect (as such term is defined in the Purchase Agreement) has occurred, (iii) there is no suspension of trading of the Common Stock on the New York Stock Exchange or such other market or exchange on which the Common Stock is then listed or traded (the “Principal Market”), (iv) a Key Man Event shall not have occurred, as described above, and (v) the Company has delivered certain customary closing deliverables.

An event of default under the Purchase Agreement terminates the obligation of the Buyers to acquire shares of Series A Preferred Stock from the Company and also triggers the Cash Premium described above. Such events of default under the Purchase Agreement include (i) a Registration Default, (ii) the suspension of trading or delisting of the Common Stock on the Principal Market, (iii) the failure by the transfer agent of the Company to issue shares of the Series A Preferred Stock to the Buyers (subject to an applicable cure period), (iv) the Company’s breach of a representation or warranty, covenant or other term or condition under the Purchase Agreement, Articles Supplementary, the Registration Rights Agreement or the documents related thereto that has a material adverse effect (subject to an applicable cure period), (v) the failure of the Company to sell $50,000,000 of shares of Series A Preferred Stock on or prior to the tenth business day after the expiration of the Commitment Period, (vi) an event of default under any secured indebtedness of the Company, or (vii) certain bankruptcy proceedings.

The holders of the Series A Preferred Stock will have certain customary registration rights with respect to the Common Stock issued as Stock Dividends pursuant to the terms of a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The foregoing descriptions of the terms of the Series A Preferred Stock, the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement, the Articles Supplementary, the Registration Rights Agreement, the OC Amendment and the schedules and annexes thereto, copies of which are attached hereto as Exhibits 10.1, 3.1, 10.3 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Purchase Agreement, the Company has agreed to issue shares of Series A Preferred Stock to the Buyers. This issuance and sale of the Series A Preferred Stock, and the issuance of shares of Common Stock and/or additional shares of Series A Preferred Stock issuable as Stock Dividends, will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Buyers represented to the Company that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or Common Stock issuable pursuant to the Stock Purchase Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 with respect to the Articles Supplementary and the terms of the Series A Preferred Stock is incorporated herein by reference. Reference is also made to the Articles Supplementary filed as Exhibit 3.1 to this current report, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 with respect to the Articles Supplementary is incorporated herein by reference. On July 27, 2016, the Company filed the Articles Supplementary setting forth the rights and preferences of the Series A Preferred Stock with the Maryland State Department of Assessments and Taxation. The description of the Articles Supplementary and the Series A Preferred Stock contained in Items 1.01 and 3.02 above are incorporated herein by reference, subject to, and qualified in their entirety by, the Articles Supplementary attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2016, the Company issued a press release announcing entry into the Purchase Agreement and the transactions contemplated thereunder and released frequently asked questions and answers regarding the transactions (the “Investor FAQs”).  Copies of the press release and the Investor FAQs are furnished as Exhibits 99.1 and 99.2 hereto, respectively.

In accordance with general instruction B.2 to Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary, dated July 27, 2016.
10.1	Stock Purchase Agreement, dated as of July 27, 2016, by and between Jernigan Capital, Inc. and certain funds managed or advised by Highland Capital Management, L.P. or its controlled affiliates and identified on the signature page(s) thereto
10.2	Amendment No. 1 to the Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC, dated July 27, 2016
10.3	Registration Rights Agreement, dated as of July 27, 2016, by and between Jernigan Capital, Inc. and certain funds managed or advised by Highland Capital Management, L.P. or its controlled affiliates and identified on the signature page(s) thereto
99.1	Press Release, dated July 27, 2016
99.2	Investor FAQs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2016

Jernigan Capital, Inc.

	By:	/s/ John A. Good
Name: John A. Good
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary, dated July 27, 2016.
10.1	Stock Purchase Agreement, dated as of July 27, 2016, by and between Jernigan Capital, Inc. and certain funds managed or advised by Highland Capital Management, L.P. or its controlled affiliates and identified on the signature page(s) thereto
10.2	Amendment No. 1 to the Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC, dated July 27, 2016
10.3	Registration Rights Agreement, dated as of July 27, 2016, by and between Jernigan Capital, Inc. and certain funds managed or advised by Highland Capital Management, L.P. or its controlled affiliates and identified on the signature page(s) thereto
99.1	Press Release, dated July 27, 2016
99.2	Investor FAQs